                                                                     EXHIBIT 21

                       EXHIBIT 21 - LIST OF SUBSIDIARIES
                       ---------------------------------

4MC-Burbank, Inc.
Digital Magic Company
Four Media Company Asia PTE. Ltd.
Anderson Video Company